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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Miguel Iribarren MIDWAY GAMES INC. (773) 961-2222 miribarren@midwaygames.com	Joseph N. Jaffoni, Nathan Ellingson Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES COMPLETES COMMON STOCK OFFERING

Chicago, Illinois, April 15, 2004—Midway Games Inc. (NYSE:MWY) announced today that it has completed the previously announced sale of 11,350,000 shares of its common stock at $7.25 per share for aggregate proceeds of approximately $82.3 million, before placement fees and other offering expenses. As a result, Midway currently has 68,192,865 shares of common stock outstanding.

Midway Games Inc. is a leading developer and publisher of interactive entertainment software. Midway videogames are available for play on all major videogame platforms including the PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft, and Nintendo GameCube™ and Game Boy® Advance.

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  EXHIBIT 99.1